NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS

First Quarter 2025 Highlights Versus Prior Year
•Net Sales of $827 million, up 2% as reported, and 4% in constant currency
•Gross Margin of 49.4%, an increase of 140 basis points; Adjusted Gross Margin of 49.6%, an increase of 130 basis points
•Operating Loss of $53 million, an increase of $17 million; Adjusted Operating Loss of $16 million, an improvement of $7 million
•Net Loss of $40 million, an increase of $12 million
•Loss per Share of $0.12 compared to a Loss of $0.08 per share; Adjusted Loss per Share of $0.03 compared to an Adjusted Loss of $0.05 per share
•Adjusted EBITDA of $57 million, an improvement of $4 million
•Repurchased $160 million of shares
•Pausing full-year 2025 guidance until company has sufficient visibility, given the volatile macro-economic environment and evolving U.S. tariff situation
•Maintaining $600 million share repurchase target for 2025

EL SEGUNDO, Calif., May 5, 2025 – Mattel, Inc. (NASDAQ: MAT) today reported first quarter 2025 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “This was a strong quarter for Mattel, with positive performance and continued operational excellence. Our brands are thriving, our products and experiences stand out in the marketplace, and our balance sheet gives us resilience and flexibility to execute our strategy. As we navigate the current period of macro-economic volatility, we are adapting with speed, agility, and discipline. We expect not only to manage through this period but strengthen our competitive position.”
Anthony DiSilvestro, CFO of Mattel, added: “Mattel achieved top line growth in the quarter, with broad-based category strength and expanded gross margins. Given the evolving tariff situation, we are taking mitigating actions designed to fully offset the potential incremental cost impact. We are well positioned financially with ample cash and will continue to manage our balance sheet in line with our capital allocation priorities.”
First Quarter Financial Overview
Net Sales
Net Sales were $827 million, up 2% as reported, or 4% in constant currency, versus the prior year’s first quarter. The increase in Net Sales as reported was driven by a 3% increase in North America, and a 1% increase in International. The increase in Net Sales in constant currency was driven by a 3% increase in North America, and a 5% increase in International.
Gross Margin
Reported Gross Margin increased to 49.4%, versus 48.0% in the prior year’s first quarter, and Adjusted Gross Margin increased to 49.6%, versus 48.3%. The increase in Gross Margin was primarily driven by lower inventory management costs, principally obsolescence and closeouts, and savings from the Optimizing for Profitable Growth program, partly offset by cost inflation.
Operating Loss
Reported Operating Loss was $53 million, an increase of $17 million, and Adjusted Operating Loss was $16 million, an improvement of $7 million. The increase in Reported Operating Loss was primarily due to an increase in Other Selling and Administrative Expenses, partially offset by higher Net Sales and Gross Margin. The improvement in Adjusted Operating Loss was primarily driven by higher Net Sales and Adjusted Gross Margin.

NEWS RELEASE
Cash Flow
For the first three months ended March 31, 2025, Cash Flows Provided by Operating Activities were $25 million, a decline of $11 million, primarily driven by unfavorable changes in net earnings, excluding the impact of non-cash items, partially offset by lower working capital requirements.
Cash Flows Used for Investing Activities were $31 million, an increase of $3 million, primarily due to higher capital expenditures.
Cash Flows Used for Financing Activities and Other were $138 million, comparable to the prior year period.
First Quarter Gross Billings by Category
Worldwide Gross Billings for Dolls were $297 million, up 1% as reported, or 2% in constant currency, versus the prior year’s first quarter, primarily driven by growth in Disney Princess and Wicked.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $126 million, down 6% as reported, or 5% in constant currency, primarily due to declines in Baby Gear & Power Wheels.
Worldwide Gross Billings for Vehicles were $308 million, up 4% as reported, or 6% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $193 million, up 12% as reported, or 14% in constant currency, primarily driven by growth in Action Figures, partly offset by a decline in Building Sets.
Business Update
The company is operating in an uncertain macro-economic environment with significant volatility, including changes in global trade policy and U.S. tariffs. Although tariffs did not affect Mattel’s first quarter financial results, the company is taking mitigating actions designed to fully offset the potential incremental cost impact of tariffs on future performance. These include:
•Accelerating diversification of its supply chain and further reducing reliance on China-sourced product,
•Optimizing product sourcing and product mix, and
•Where necessary, taking pricing action in its U.S. business.
The company also intends to rebalance promotional activity to drive cost efficiencies while maintaining sufficient support and is accelerating cost savings actions and increasing the 2025 savings target under the Optimizing for Profitable Growth program from $60 million to $80 million.
Given the volatile macro-economic environment and evolving U.S. tariff landscape, it is difficult to predict consumer spending and Mattel’s U.S. sales in the remainder of the year and holiday season. The company is therefore pausing full-year 2025 guidance until Mattel has sufficient visibility.
The company is maintaining its $600 million share repurchase target for 2025, in line with the company’s capital allocation priorities.
Our plans and performance, including the success of our mitigating actions, are subject to market volatility, additional tariffs and regulatory actions impacting our business, unexpected disruptions to our supply chain, and other macro-economic uncertainties and business risks.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Daylight Time) today, Mattel will host a conference call with investors and financial analysts to discuss its latest financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.

NEWS RELEASE
Cautionary Note Regarding Forward-Looking Statements
Mattel cautions the reader that this press release contains a number of forward-looking statements, which are statements that relate to the future and are, by their nature, uncertain. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual future results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) tariffs, trade restrictions, or trade barriers, which depending on the effective date and duration of such measures, changes in the amount, scope, and nature of such measures in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the Russia-Ukraine war and geopolitical developments in the Middle East) or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence, non-fungible tokens, and cryptocurrency; (xxii) an inability to remediate the material weakness in Mattel's internal control over financial reporting, or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal control; and (xxiii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE

Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Loss, Adjusted Operating Loss Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Quarterly Earnings.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Loss and Adjusted Operating Loss Margin
Adjusted Operating Loss and Adjusted Operating Loss Margin represent reported Operating Loss and reported Operating Loss Margin, respectively, adjusted to exclude severance and restructuring expenses and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Adjusted Operating Loss Margin represents Mattel’s Adjusted Operating Loss, as a percentage of Net Sales. Adjusted Operating Loss and Adjusted Operating Loss Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude severance and restructuring expenses and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.

NEWS RELEASE
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Loss, adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses and the impact of the inclined sleeper product recalls, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the revolving credit agreement governing its revolving credit facility. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Benefit from Income Taxes by Adjusted Loss Before Income Taxes. Adjusted Loss Before Income Taxes represents reported Loss Before Income Taxes, adjusted to exclude severance and restructuring expenses and the impact of inclined sleeper product recalls. The Adjusted Benefit from Income Taxes represents reported Benefit from Income Taxes, adjusted to exclude the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global toy and family entertainment company and owner of one of the most iconic brand portfolios in the world. We engage consumers and fans through our franchise brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, Matchbox®, Monster High®, MEGA® and Polly Pocket®, as well as other popular properties that we own or license in partnership with global entertainment companies. Our offerings include toys, content, consumer products, digital and live experiences. Our products are sold in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering generations to explore the wonder of childhood and reach their full potential. Visit us at mattel.com.

Contacts:

Securities Analysts	News Media
Jenn Kettnich	Catherine Frymark
jenn.kettnich@mattel.com	catherine.frymark@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2025		2024		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$826.6		$809.5		2%	4%
Cost of Sales	418.5	50.6%	420.6	52.0%	-1%
Gross Profit	408.1	49.4%	388.9	48.0%	5%	6%
Advertising and Promotion Expenses	70.2	8.5%	71.4	8.8%	-2%
Other Selling and Administrative Expenses	390.9	47.3%	352.9	43.6%	11%
Operating Loss	(53.0)	-6.4%	(35.5)	-4.4%	49%	31%
Interest Expense	29.2	3.5%	30.1	3.7%	-3%
Interest (Income)	(16.0)	-1.9%	(17.3)	-2.1%	-8%
Other Non-Operating Expense, Net	13.0		5.6
Loss Before Income Taxes	(79.3)	-9.6%	(53.9)	-6.7%	47%	33%
Benefit from Income Taxes	(30.6)		(20.8)
(Income) from Equity Method Investments	(8.4)		(4.8)
Net Loss	$(40.3)	-4.9%	$(28.3)	-3.5%	43%
Net Loss Per Common Share - Basic	$(0.12)		$(0.08)
Weighted-Average Number of Common Shares	327.5		346.9
Net Loss Per Common Share - Diluted	$(0.12)		$(0.08)
Weighted-Average Number of Common and Potential Common Shares	327.5		346.9
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	March 31,		December 31,
	2025	2024	2024
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$1,243.7	$1,130.2	$1,387.9
Accounts Receivable, Net	633.3	673.3	1,003.2
Inventories	658.4	669.3	501.7
Prepaid Expenses and Other Current Assets	251.1	262.7	234.1
Total Current Assets	2,786.5	2,735.5	3,126.9
Property, Plant, and Equipment, Net	515.9	452.2	516.0
Right-of-Use Assets, Net	315.8	308.5	326.4
Goodwill	1,385.1	1,383.8	1,381.7
Other Noncurrent Assets	1,203.1	1,185.4	1,193.0
Total Assets	$6,206.4	$6,065.4	$6,544.1

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,131.7	$1,084.2	$1,277.7
Income Taxes Payable	15.0	14.9	38.0
Total Current Liabilities	1,146.8	1,099.1	1,315.7
Long-Term Debt	2,335.4	2,331.1	2,334.4
Noncurrent Lease Liabilities	264.0	256.2	278.2
Other Noncurrent Liabilities	330.6	353.7	351.7
Stockholders’ Equity	2,129.6	2,025.3	2,264.1
Total Liabilities and Stockholders’ Equity	$6,206.4	$6,065.4	$6,544.1

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	March 31,
	2025	2024
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	69	75

	For the Three Months Ended March 31,
(In millions)	2025	2024
Condensed Cash Flow Data:
Cash Flows Provided by Operating Activities	$24.8	$35.5
Cash Flows (Used for) Investing Activities	(31.3)	(28.4)
Cash Flows (Used for) Financing Activities and Other	(137.7)	(138.2)
Decrease in Cash and Equivalents	$(144.2)	$(131.1)
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage information)	2025	2024	Change
Gross Profit
Gross Profit, As Reported	$408.1	$388.9
Gross Margin	49.4%	48.0%	140 bps
Adjustments:
Severance and Restructuring Expenses	1.6	2.2
Gross Profit, As Adjusted	$409.7	$391.1
Adjusted Gross Margin	49.6%	48.3%	130 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$390.9	$352.9	11%
% of Net Sales	47.3%	43.6%	370 bps
Adjustments:
Severance and Restructuring Expenses	(21.4)	(6.3)
Inclined Sleeper Product Recalls	(14.1)	(3.7)
Other Selling and Administrative Expenses, As Adjusted	$355.4	$342.9	4%
% of Net Sales	43.0%	42.4%	60 bps

Operating Loss
Operating Loss, As Reported	$(53.0)	$(35.5)	49%
Operating Loss Margin	-6.4%	-4.4%	-200 bps
Adjustments:
Severance and Restructuring Expenses	23.0	8.5
Inclined Sleeper Product Recalls	14.1	3.7
Operating Loss, As Adjusted	$(15.8)	$(23.3)	-32%
Adjusted Operating Loss Margin	-1.9%	-2.9%	100 bps

[1] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)	For the Three Months Ended March 31,
	2025	2024	Change
Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.12)	$(0.08)	50%
Adjustments:
Severance and Restructuring Expenses	0.07	0.02
Inclined Sleeper Product Recalls	0.04	0.01
Tax Effect of Adjustments[2]	(0.03)	(0.01)
Net Loss Per Common Share, As Adjusted	$(0.03)	$(0.05)	-40%

EBITDA and Adjusted EBITDA
Net Loss, As Reported	$(40.3)	$(28.3)	43%
Adjustments:
Interest Expense	29.2	30.1
Benefit from Income Taxes	(30.6)	(20.8)
Depreciation	34.0	34.5
Amortization	7.8	7.8
EBITDA	0.1	23.3
Adjustments:
Share-Based Compensation	19.9	17.9
Severance and Restructuring Expenses	23.0	8.5
Inclined Sleeper Product Recalls	14.1	3.7
Adjusted EBITDA	$57.2	$53.5	7%

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$24.8	$35.5
Capital Expenditures	(36.2)	(30.5)
Free Cash Flow	$(11.4)	$5.0

[1] Amounts may not sum due to rounding.
[2] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage and pts information)	2025	2024	Change
Tax Rate
Loss Before Income Taxes, As Reported	$(79.3)	$(53.9)
Adjustments:
Severance and Restructuring Expenses	23.0	8.5
Inclined Sleeper Product Recalls	14.1	3.7
Loss Before Income Taxes, As Adjusted	$(42.2)	$(41.7)

Benefit from Income Taxes, As Reported	$(30.6)	$(20.8)
Adjustments:
Tax Effect of Adjustments[2]	8.2	2.8
Benefit from Income Taxes, As Adjusted	$(22.3)	$(18.0)

Tax Rate, As Reported	39%	39%	—
Tax Rate, As Adjusted	53%	43%	10 pts

	March 31,
	2025	2024
Net Debt
Long-Term Debt	$2,335.4	$2,331.1
Adjustments:
Cash and Equivalents	(1,243.7)	(1,130.2)
Net Debt	$1,091.7	$1,200.9

[1] Amounts may not sum due to rounding.
[2] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Trailing Twelve Months Ended March 31,
(In millions, except percentage and pts information)	2025	2024	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,335.4	$2,331.1
Adjustments:
Debt Issuance Costs and Debt Discount	14.6	18.9
Total Debt	$2,350.0	$2,350.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$529.8	$292.5	81%
Adjustments:
Interest Expense	117.9	122.7
Provision for Income Taxes	95.9	275.7
Depreciation	136.2	140.2
Amortization	31.3	36.3
EBITDA	911.0	867.4
Adjustments:
Share-Based Compensation	81.4	84.3
Severance and Restructuring Expenses	62.6	44.3
Inclined Sleeper Product Recalls	6.3	17.4
Sale of Assets	—	1.8
Adjusted EBITDA	$1,061.3	$1,015.2	5%

Total Debt / Net Income	4.4x	8.0x
Leverage Ratio (Total Debt / Adjusted EBITDA)	2.2x	2.3x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$789.9	$1,111.7	-29%
Capital Expenditures	(208.3)	(147.8)
Free Cash Flow	$581.5	$963.9	-40%

Net Cash Flows Provided by Operating Activities / Net Income	149%	380%	-231 pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	55%	95%	-40 pts
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended March 31,
	2025	2024	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$826.6	$809.5	2%	4%

Worldwide Gross Billings by Categories:
Dolls	$296.6	$294.5	1%	2%
Infant, Toddler, and Preschool	126.4	135.0	-6	-5
Vehicles	308.5	297.7	4	6
Action Figures, Building Sets, Games, and Other	192.7	171.7	12	14
Gross Billings	$924.2	$898.9	3%	5%

Supplemental Gross Billings Disclosure
Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$173.8	$177.5	-2%	—%
Hot Wheels	268.8	258.1	4	7
Fisher-Price	90.1	93.4	-3	-1
Other	391.5	370.0	6	7
Gross Billings	$924.2	$898.9	3%	5%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended March 31,
	2025	2024	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$491.4	$477.8	3%	3%

North America Gross Billings by Categories:
Dolls	$172.4	$164.7	5%	5%
Infant, Toddler, and Preschool	80.1	80.5	—	—
Vehicles	149.5	150.2	—	—
Action Figures, Building Sets, Games, and Other	123.9	111.0	12	12
Gross Billings	$526.0	$506.4	4%	4%

Supplemental Gross Billings Disclosure
North America Gross Billings by Top 3 Power Brands:
Barbie	$92.4	$92.4	—%	—%
Hot Wheels	125.5	126.8	-1	-1
Fisher-Price	58.1	53.7	8	8
Other	250.0	233.5	7	7
Gross Billings	$526.0	$506.4	4%	4%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended March 31,
	2025	2024	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$197.1	$185.2	6%	8%
Latin America	64.6	79.7	-19	-8
Asia Pacific	73.6	66.8	10	12
Net Sales	$335.3	$331.7	1%	5%

International Gross Billings by Geographic Area:
EMEA	$238.5	$223.5	7%	8%
Latin America	76.0	92.6	-18	-7
Asia Pacific	83.7	76.5	9	12
Gross Billings	$398.2	$392.5	1%	6%

International Gross Billings by Categories:
Dolls	$124.2	$129.8	-4%	-1%
Infant, Toddler, and Preschool	46.3	54.5	-15	-11
Vehicles	158.9	147.5	8	12
Action Figures, Building Sets, Games, and Other	68.7	60.7	13	17
Gross Billings	$398.2	$392.5	1%	6%

Supplemental Gross Billings Disclosure
International Gross Billings by Top 3 Power Brands:
Barbie	$81.4	$85.1	-4%	-1%
Hot Wheels	143.3	131.3	9	14
Fisher-Price	32.1	39.6	-19	-14
Other	141.4	136.4	4	7
Gross Billings	$398.2	$392.5	1%	6%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.